MOORE STEPHENS COOPER MOLYNEUX LLP
CHARTERED ACCOUNTANTS

8th Floor, 701 Evans Avenue
Toronto, Ontario
Canada M9C 1A3
Telephone: (416) 626-6000 Facsimile: (416) 626-8650
www.mscm.ca

Jack C. Cooper
James H.B. Glover
Patricia A. Kajda
Alex R. Makuz
James M. Molyneux
Sandra A. Solecki
Rosario A. Suppa
David C. Thorman

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (amendment one) of our report, dated March 2, 2007 (except as to Note 10 and Note 16 which are as of June 27, 2007) on our audits of the consolidated balance sheet of Head Dragon Holdings Limited. as of December 31, 2006 and December 31, 2005 and the related consolidated statements of income and retained earnings, and cash flows, for each of the three years in the period ended December 31, 2006.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

Signed: "Moore Stephens Cooper Molyneux LLP"

MOORE STEPHENS COOPER MOLYNEUX LLP

August 10, 2007